EXHIBIT 23.2

                       GRANT THORNTON



             CONSENT OF INDEPENDENT ACCOUNTANTS


We have issued our report dated February 6, 1998, accompanying the financial statements of PPS Europe Limited and Subsidiaries, as of and for the two years ended November 30, 1997 contained in this Registration Statement on Form S-3 of PAREXEL International Corporation. We consent to the use of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption "Experts".


London, United Kingdom
May 29, 1998